BARON CAPITAL TRUST

                                     BYLAWS

                                   ARTICLE 1

                     SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

(Capitalized terms used herein shall have the meanings ascribed to such terms in the Declaration of Trust of Baron Capital Trust unless the context otherwise requires.)

     Section 1.1. The Annual Meeting of Shareholders shall be held within 30 days after delivery to the Shareholders of the Annual Report described in
Section 5.3(b) of the Declaration of Trust of Baron Capital Trust (the "Declaration of Trust"), but in any event such meeting must be held within six months after the end of each full fiscal year of the Trust. Subject to the foregoing, Annual Meetings of Shareholders shall be held at such time, on such day and at such place, as the Managing Shareholder may from time to time determine by resolution, provided that written or printed notice stating the place, date and hour of the Annual Meeting of Shareholders shall be delivered not less than 10 nor more than 60 days before the day of the meeting either personally or by mail, by or at the direction of the Managing Shareholder, to each Shareholder of record entitled to vote at such meeting.

     Section 1.2. Special meetings of Shareholders may be called by the Managing Shareholder, a majority of the members of the Board, a majority of the Independent Trustees, or by any officer of the Trust, and shall be called upon the written request of Shareholders holding in the aggregate not less than 10% of the outstanding Shares of the Trust entitled to vote at such meeting. Unless requested by the Shareholders entitled to cast a majority of all votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the Shareholders held during the preceding 12 months. If there shall be no Managing Shareholder and no remaining members of the Board, the officers of the Trust shall promptly call a special meeting of the Shareholders for the election of successor members of the Board. Written or printed notice stating the place, date and hour of the Shareholders' meeting and the purpose or purposes for which the meeting is called shall be delivered not less than 10 nor more than 60 days before the day of the meeting either personally or by mail, by or at the direction of the Managing Shareholder or any officer or person calling the meeting, to each Shareholder of record entitled to vote at such meeting. No other business than that which is stated in the call for a special meeting shall be considered at such meeting.

     Section 1.3. A majority of the Board may designate or elect a member of the Board to preside at any Shareholders' meeting as "Chairman of the Meeting." In the absence of such designation or election, the Managing Shareholder shall preside at Shareholders' meetings as Chairman of the Meeting; in its absence, the members of the

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Board present at each meeting shall elect one of their members as Chairman of the Meeting. Unless otherwise provided for by the Board, the Secretary of the Trust shall be the secretary of such meeting.

     Section 1.4. At any Shareholders' meeting the Chairman of the Meeting shall determine the construction or interpretation of the Bylaws, or any part thereof, and the ruling of the Chairman of the Meeting shall be final.

     Section 1.5. The holders of a majority of the Shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. The vote of the holders of a majority of the Shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting, unless the vote of a greater number is required by law or the Declaration of Trust.

     Section 1.6. At each meeting of Shareholders, each outstanding Share entitled to vote shall be entitled to one vote on each matter submitted to a vote in a meeting of Shareholders. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his duly authorized attorney in fact. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, but in no event shall it remain irrevocable for a period of more than 11 months.

     Section 1.7. The Board in advance of any meeting of Shareholders may appoint one or more "Inspectors of Election" to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman of the Meeting may, and on the request of any Shareholder entitled to vote shall, appoint one or more Inspectors of Election. Each Inspector of Election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his ability. If appointed, Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

     Section 1.8. Elections for the Board need not be by ballot unless a Shareholder demands election by ballot at the election and before the voting begins.

     Section 1.9. (a) The right of persons in whose names Shares stand on the record of the Trust to vote or execute consents is subject to the provisions of this Section of the Bylaws.

     (b) Shares standing in the name of any person as pledgee, trustee, or other fiduciary may be voted and all rights incident thereto may be exercised only by the pledgee, trustee, or other fiduciary, in person or by proxy, and without proof of authority. However, when a trust company has caused Shares to be registered in the name of one or

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more nominees of the trust company, such Shares may be voted and all rights incident thereto may be exercised by such nominee or nominees without proof of authority.

     (c) Shares standing in the name of a person adjudged incompetent may be voted and all rights incident thereto may be exercised only by his executor or administrator, in person or by proxy.

     (d) Shares standing in the name of a deceased person may be voted and all rights incident thereto may be exercised only by his executor or administrator, in person or by proxy.

     (e) Shares standing in the name of a minor may be voted and all rights incident thereto may be exercised by his guardian, in person or by proxy, or in the absence of such representation by his guardian, by the minor, in person or by proxy, whether or not the Trust has notice, actual or constructive, of the non-age or the appointment of a guardian, and whether or not a guardian has been in fact appointed.

     (f) Shares standing in the name of a corporation, domestic or foreign, may be voted or represented and all rights incident thereto may be exercised on behalf of the corporation by the persons described in any of the following subdivisions:

     (1) Any officer of the corporation authorized so to do by the bylaws of the corporation.

     (2) Any person authorized so to do by resolution of the Board of Directors or of the Executive Committee of the corporation.

     (3) Any person authorized so to do by proxy or power of attorney duly executed by the Chairman, the President or Vice Presidents and Secretary or Assistant Secretary of the corporation.

However, such Shares may be voted or represented by the persons described in any of the foregoing subdivisions only in the absence of vote or representation by the actual shareholders of such corporation.

     (g) Shares standing in the names of two or more persons shall be voted or represented in accordance with the vote or consent of the majority of the persons in whose names the Shares stand. If only one such person is present in person or by proxy, he may vote all the Shares, and all the Shares standing in the names of such persons are represented for the purpose of determining a quorum. This bylaw applies to the voting of Shares by two or more administrators, executors, trustees, or other fiduciaries, unless the instrument or order of court appointing them otherwise directs.

     Section 1.10. The Shares of the Trust shall be represented by certificates. Each certificate for Shares shall be consecutively numbered or otherwise identified.

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Certificates representing Shares shall be signed by or in the name of the Trust by the Managing Shareholder, the Chairman of the Board or the Chief Executive Officer of the Trust and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Trust. Where a certificate is countersigned by a transfer agent, other than the Trust or an employee of the Trust, or by a registrar, the signatures of one or more officers of the Trust may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Trust with the same effect as if such officer, transfer agent or registrar were such officers, transfer agent or registrar at the date of its issue.

     Section 1.11. In the event that any certificate for Shares is lost, stolen, destroyed or mutilate, the Managing Shareholder may authorize the issuance of a new certificate of the same tenor and for the same number of Shares in lieu thereof. The Managing Shareholder may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner, to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Managing Shareholder a bond in such reasonable amount as it directs to indemnify the Trust.

     Section 1.12. In order that the Trust may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights with respect to any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Managing Shareholder may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed (i) the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the date on which the meeting is held; and (ii) the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

     A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Managing Shareholder may fix a new record date for the adjourned meeting upon giving notice to the Shareholders of the adjournment and the new record date.

     Except where the Managing Shareholder fixes a new record date for any adjourned meeting as provided in the preceding paragraph; any Shareholder who was a Shareholder on the original record date shall be entitled to receive notice of and to vote at a meeting of the Shareholders or any adjournment thereof and to receive such dividend or distribution even though he has since that date disposed of his Shares and no Shareholder


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becoming a Shareholder after such date shall be so entitled to receive notice of or to vote at such meeting or any adjournment thereof or to receive such dividend or distribution.

     Notwithstanding anything in the foregoing to the contrary, the Managing Shareholder may declare and pay dividends or other distributions to those who are Shareholders as of a specified record date or, alternatively, to those who are or were Shareholders at any time during any quarter, year or other applicable period with respect to which any such dividend or distribution is paid on the basis that each Shareholder shall receive, with respect to each Share, that proportion of such dividend or distribution per Share that the number of days each Share is owned of record by such Shareholder during such quarter, year or other applicable period, bears to the total number of days in such quarter, year or other applicable period.

     Section 1.13. Share records shall be kept by the Managing Shareholder containing the names and addresses of the Shareholders, the number of Shares held by each and the certificate numbers. The issuance and transfer of all Shares shall be recorded in such records. The persons in whose names certificates are registered on such records shall be deemed the absolute owners of the Shares for all purposes of the Trust but nothing herein shall preclude the Managing Shareholder from inquiring as to the actual ownership of Shares. Until a transfer is duly entered on the records, the Managing Shareholder shall not be affected by any notice of such transfer, either actual or constructive.

     Subject to the terms and conditions of the Declaration of Trust, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Managing Shareholder or the Trust's transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by all necessary documentary stamps, together with such evidence of the genuineness of each such endorsement, execution or authorization and of other matters as may reasonably be required by the Managing Shareholder or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee. Any person entitled to any Shares because of the death of a Shareholder or by operation of law shall receive a new certificate therefor upon delivery to the Managing Shareholder or the Trust's transfer agent of satisfactory proof of the right of such person to the receipt of such Shares, the existing certificate for such Shares and all necessary releases from applicable governmental authorities. In case of the loss, mutilation or destruction of any certificate for Shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and conditions as the Managing Shareholder shall determine.

     Any issuance, purchase or transfer of Shares which would operate to disqualify the Trust as a real estate investment trust ("REIT") for purposes of Federal income tax is null and void, and such transaction will be canceled when so determined in good faith by the Managing Shareholder; provided, however, that if the Managing Shareholder determines, with the affirmative vote of a Majority of Shareholders entitled to vote on


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such matter approving the Managing Shareholder's determination, that it is no longer in the best interests of the Trust to continue to have the Trust qualify as a REIT, the Managing Shareholder may revoke or otherwise terminate the Trust's REIT election pursuant to applicable federal tax law, in which event, the foregoing provisions of this paragraph of this bylaw shall be of no further force or effect.

                                    ARTICLE 2

                            BOARD AND BOARD MEETINGS

     Section 2.1. The Board of the Trust shall initially consist of three persons and thereafter shall consist of such number not less than three nor more than seven, as from time to time shall be fixed by a resolution passed by a majority of the whole Board. A majority of the members of the Board shall be Independent Trustees.

     Section 2.2. An annual meeting of the Board shall be held immediately following the Annual Meeting of Shareholders, as provided in Section 6.5(a) of the Declaration of Trust. Other meetings of the Board may be called by the Chairman of the Board or the Independent Trustees, by written notice which shall be given by mail or by telecopy or delivered personally. Unless otherwise specified in the notice, any and all business may be transacted at any Board meeting. The attendance of a member of the Board at a meeting shall constitute a waiver of notice of such meeting, except where such member attends a meeting for the express purpose of objecting to the transacting of any business on the ground that the meeting has not been lawfully called or convened.

     Any notice herein above provided for may be waived at any time, whether before or after the meeting, by written waiver, a signed copy of which waiver shall be inserted in the minute book, together with the minutes of the meeting.

     Section 2.3. All meetings of the Board may be held within or without the State of Delaware.

     Section 2.4. A majority of the Board may designate or elect a member to preside at Board meetings. In the absence of such designation or election, the Chief Executive Officer of the Managing Shareholder shall preside at Board meetings; in his absence, the members of the Board present at each meeting shall elect one of their number to preside at the meeting.

     Section 2.5. Voting at Board meetings may be conducted orally, by show of hands, or, if requested by any members of the Board, by written ballot. The results of all voting shall be recorded by the Secretary of the Trust in the minute book.

     Section 2.6. All other rules of conduct adopted and used at Board meetings shall be determined by the Chairman of the Board whose ruling on all procedural matters shall be final.

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     Section 2.7. Nothing in this Article 2 shall limit the power of the Board to take action by means of a written instrument without a meeting as provided in
Section 6.5(c) of the Declaration of Trust.

                                    ARTICLE 3

                                    OFFICERS

     Section 3.1. The officers of the Trust shall be (i) Chairman of the Board, who shall be a member of the Board or an executive officer of a member of the Board (ii) a Chief Executive Officer, a Chief Operating Officer, a Secretary and a Treasurer, who need not be a member of the Board or an executive officer of a member of the Board, and may include such other officers (none of whom need be a member of the Board or an executive officer of a member of the Board) as may be determined from time to time by the Board.

     Section 3.2. The Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Secretary and Treasurer shall be elected by the Board at the annual meeting of the Board. The Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Secretary and Treasurer shall hold office until the next annual meeting of the Board and until their successors have been duly elected and qualified and may be removed at any meeting by a majority vote of the Board.

     Section 3.3. All officers of the Trust, other than the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Secretary and Treasurer, may be elected or appointed at any meeting of the Board or may be appointed by the Chairman of the Board. Such officers shall hold office for any term, or indefinitely, as determined by the Board or the Chairman of the Board, subject to removal, with or without cause, any time by the Board or the Chairman of the Board. The names of all such officers appointed by the Chairman of the Board shall be submitted at the next succeeding meeting of the Board and recorded in the minutes so such meeting.

     Section 3.4. Any officer may resign at any time by giving written notice to the Board or the Chairman of the Board. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

     Section 3.5. The Board may, at its discretion, direct any officer appointed by them to furnish at the expense of the Trust a fidelity bond approved by the Board, in such amount as the Board may prescribe.


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     Section 3.6. The Chairman of the Board shall have and perform such additional duties as from time to time may be assigned by the Board.

     Section 3.7. The Chairman of the Board shall, subject to the control of the Board, preside at all meetings of the Board and of the Shareholders. The Chairman of the Board shall exercise the powers and perform the duties usual to a chief executive officer and, subject to the rights and obligations of the Managing Shareholder and to the control of the Board, shall have general management and control of the affairs and businesses of the Trust; shall appoint and discharge employees and agents of the Trust (other than the Board); and shall see that all orders and resolutions of the Board are carried into effect. The Chairman of the Board, Chief Executive Officer, Chief Operating Officer, one or more Vice Presidents and the Secretary shall have the power to execute deeds, bonds, notes, mortgages and other contracts, agreements and instruments of the Trust, and shall do and perform such other duties as from time to time may be assigned to any of them by the Board.

     If chosen, Vice Presidents shall have such functions, authority and duties as may be prescribed by the Board or the Chairman of the Board in the order of their seniority (if there be more than one).

     Section 3.8. The Secretary shall, if requested by the Board, attend all sessions of the Board and all meetings of the Shareholders and record all votes and the minutes of the proceedings in a book to be kept for that purpose. The Secretary shall, if requested, give, or cause to be given, notice of all meetings of the Shareholders and of the Board, and shall perform such other duties as may be prescribed by the Board. The Secretary shall affix the seal of the Trust to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or any Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have and be the custodian of the Share records and all other books, records and papers of the Trust (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed. If authorized by the Board, the Secretary shall have the power to execute deeds, bonds, notes, mortgages and other contacts, agreements and instruments of the Trust, and shall do and perform such other duties as from time to time may be assigned to him by the Board.

     Section 3.9. The Treasurer shall have the custody of the Trust's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys, and other valuable effects in the name and to the credit of the Trust, in such depositories as may be designated by the Board. He shall disburse the funds of the Trust as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Trust.

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     Section 3.10. Duties of officers may be delegated. In case of the absence or disability of any officer of the Trust, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the power or duties, or any of them, of such officer to any other officer, or to any member of the Board.

                                    ARTICLE 4

                                   COMMITTEES

     Section 4.1. The Board may at any time, at its discretion, elect an Executive Committee consisting of not less than three members of the Board, to serve for such terms as the Board may decide, provided, the majority of the members of such committee shall be Independent Trustees. The Executive Committee may exercise such powers of the Board as may be delegated to it by the Board. Minutes of each meeting of the Executive Committee shall be distributed by the Secretary to all of the members of the Board at or prior to the meeting of the Board next succeeding such meeting of the Executive Committee. The presence in person of a majority of its members shall be necessary to constitute a quorum for the transaction of business at any meeting of the Executive Committee. Meetings shall be called upon request of any member of the Executive Committee. The Board may appoint from among their number such other committees as they may from time to time deem desirable, to continue for such time and to exercise such powers as the Board may prescribe, provided, the majority of the members of any such committee shall be Independent Trustees.

     Section 4.2. Each committee (including the Executive Committee) elected or appointed by the Board may adopt such standing rules and regulations for the conduct of its affairs as it may deem desirable, subject to review and approval of such rules and regulations by the Board at the next succeeding meeting of the Board. Any action permitted to be taken at any meeting of any committee may be taken without a meeting in accordance with Section 7.6(c) of the Declaration of Trust.



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